EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Strategic Communications Partners, a Wyoming corporation

Strategic Communications Partners Limited, a corporation formed in the Hong Kong
         Special Administrative Region of the People's Republic of China